                                                                    EXHIBIT 10.1






================================================================================






                              SERVICING AGREEMENT


                                    between


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                   Purchaser,


                    FIRST MERCHANTS ACCEPTANCE CORPORATION,
                                   Servicer,


                                      and

                         HARRIS TRUST AND SAVINGS BANK,
                        Paying Agent and Backup Servicer


                           Dated as of June 17, 1997






================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                  Definitions

                                                                                                1
SECTION 1.01.  Definitions                                                                      1
SECTION 1.02.  Other Definitional Provisions                                                   11

                   ARTICLE II

                The Receivables
                                                                                               12
SECTION 2.01.  Custody of Receivable Files                                                     12
SECTION 2.02.  Duties of Servicer as Custodian                                                 13
SECTION 2.03.  Instructions; Authority to Act                                                  14
SECTION 2.04.  Custodian's Indemnification                                                     14
SECTION 2.05.  Effective Period and Termination                                                14


                  ARTICLE III

  Administration and Servicing of Receivables
                                                                                               15
SECTION 3.01.  Duties of Servicer                                                              15
SECTION 3.02.  Collection and Receivable Payments; Modifications of Receivables                16
SECTION 3.03.  Realization upon Receivables                                                    16
SECTION 3.04   Physical Damage Insurance                                                       17
SECTION 3.05.  Maintenance of Security Interests in Financed Vehicles                          18
SECTION 3.06.  Covenants of Servicer                                                           18
SECTION 3.07.  Purchase of Receivables upon Breach                                             19
SECTION 3.08.  Servicing Fee                                                                   20
SECTION 3.09.  Servicer's Certificate                                                          20
SECTION 3.10.  Annual Statement as to Compliance; Notice of Servicer Termination Event         20
SECTION 3.11.  Annual Independent Accountants' Report                                          21
SECTION 3.12.  Access to Certain Documentation and Information Regarding Receivables           21
SECTION 3.13.  Monthly Tape                                                                    21
SECTION 3.14.  Retention and Termination of Servicer                                           22

                   ARTICLE IV

                 Distributions;
          Statements to the Purchaser
                                                                                               23
SECTION 4.01.  Lock-Box Account                                                                23
SECTION 4.02.  Accounts                                                                        23
SECTION 4.03.  Application of Collections                                                      26
SECTION 4.04.  Purchase Amounts                                                                26
SECTION 4.05.  Distributions                                                                   26
SECTION 4.06.  Statements to the Purchaser                                                     26


                                             ARTICLE V

                    The Servicer


                                                                                                 27

SECTION 5.01.  Representations of Servicer                                                       27
SECTION 5.02.  Indemnities of Servicer                                                           29
SECTION 5.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer         30
SECTION 5.04.  Limitation on Liability of Servicer, Backup Servicer and Others                   31
SECTION 5.05.  Appointment of Subservicer                                                        32
SECTION 5.06.  Servicer Not to Resign                                                            32

                                             ARTICLE VI

                                              Default
                                                                                                 33
SECTION 6.01.  Servicer Termination Events                                                       33
SECTION 6.02.  Consequences of a Servicer Termination Event                                      34
SECTION 6.03.  Appointment of Successor                                                          34
SECTION 6.04.  Waiver of Past Defaults                                                           35

                                                                                                 35

                                             ARTICLE VII

                                             Miscellaneous                                       35

SECTION 7.01.  Amendment                                                                         35
SECTION 7.02.  Protection of Title                                                               36
SECTION 7.03.  Notices                                                                           37
SECTION 7.04.  Assignment by the Servicer                                                        38
SECTION 7.05.  Limitations on Rights of Others                                                   38
SECTION 7.06.  Severability                                                                      38
SECTION 7.07.  Separate Counterparts                                                             38
SECTION 7.08.  Headings                                                                          38
SECTION 7.09.  Governing Law                                                                     38

     SERVICING AGREEMENT dated as of June 17, 1997, among GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Purchaser"), FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation (the "Servicer") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Paying Agent (in such capacity, the "Paying Agent") and as Backup Servicer (in such capacity, the "Backup Servicer").


     WHEREAS the Purchaser has purchased from First Merchants Acceptance Corporation a portfolio of motor vehicle retail installment sale contracts originated or purchased by First Merchants Acceptance Corporation in the ordinary course of business;

     WHEREAS the Servicer is willing to service the receivables arising in connection with such contracts;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                  ARTICLE I

                                 Definitions

     SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Amount Financed" means with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in such Receivable.

     "Backup Servicer" means Harris Trust and Savings Bank or its successor in interest pursuant to Section 5.03 or such other Person as shall have been appointed as Backup Servicer pursuant to Section 6.03(b).

     "Basic Documents" means this Agreement, the Receivables Purchase Agreement and the Custodian Agreement and any other documents and certificates delivered in connection therewith.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York and Chicago, Illinois are authorized or obligated by law or executive order to be closed.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 4.02(b).

     "Collection Account Property" means the Collection Account, all amounts and investments held from time to time in such account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Collection Period" means, with respect to any Distribution Date, the calendar month preceding such Distribution Date. Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the related Distribution Date.

     "Contract" means a motor vehicle retail installment sale contract between a Dealer and one or more Obligors named in list of Receivables on Schedule I hereto, together with all accounts, general intangibles, chattel paper, documents and instruments (as those terms are defined in the Uniform Commercial Code as enacted in the State of Illinois) and any contract rights related thereto.

     "Corporate Trust Office" means the principal office of the Paying Agent and the Backup Servicer from which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Agreement is located at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, IL 60606, Attention: Indenture Trust Administration or at any other time at such other address as the Paying Agent and the Backup Servicer may designate from time to time by notice to the Servicer.

     "Cram Down Loss" means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the Obligor's Scheduled Payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

     "Custodian" means Harris Trust and Savings Bank, in its capacity as custodian under the Custodian Agreement.

     "Custodian Agreement" means the Custodian Agreement dated as of June 17, 1997 among the Purchaser, as purchaser, the Servicer, as servicer and as seller, and Harris Trust and Savings Bank, as custodian, in the form attached hereto as Exhibit D.

     "Cutoff Date" means June 1, 1997.

     "Dealer" means the dealer or other entity who sold a Financed Vehicle and who originated the related Receivable and assigned it to (x) First Merchants,
(y) Magna or (z) any other Person approved by First Merchants, pursuant to a Dealer Agreement.

     "Dealer Agreement" means (a) an agreement between First Merchants and a Dealer pursuant to which such Dealer sells Contracts to First Merchants or (b) collectively, (i) an agreement between (x) Magna and or (y) an affiliate of First Merchants and a Dealer pursuant to which such Dealer sells Contracts to Magna or such affiliate of First Merchants, as the case may be, and (ii) an agreement between (x) Magna or (y) an affiliate of First Merchants and First Merchants pursuant to which Magna sells Contracts to First Merchants (or otherwise assigns Contracts to First Merchants' designee).

     "Defaulted Receivable" means a Receivable with respect to which any of the following shall have occurred: (i) a payment under the related Contract is 120 or more days delinquent (and the related Obligor has not cured any deficiency with respect to such Receivable during the related Collection Period), (ii) the related Financed Vehicle has been repossessed or (iii) the Servicer has determined in good faith that payments under the related Contract are not likely to be resumed.

     "Delivery" when used with respect to Collection Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Paying Agent or its nominee or custodian by physical delivery to the Paying Agent or its nominee or custodian endorsed to, or registered in the name of, the Paying Agent or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Paying Agent or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Paying Agent or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Paying Agent or its nominee or custodian, or
    (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Paying Agent or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Paying Agent or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Paying Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such

    Collection Account Property to the Paying Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Collection Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Paying Agent or its nominee or custodian of the purchase by the Paying Agent or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Paying Agent or its nominee or custodian and indicating that such custodian holds such Collection Account Property solely as agent for the Paying Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Collection Account Property to the Paying Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Collection Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Paying Agent or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Paying Agent or its nominee or custodian.

     "Determination Date" means, with respect to each Distribution Date, the earlier of (i) the eighth calendar day of the month in which such Distribution Date occurs (or if such eighth day is not a Business Day, the next succeeding Business Day) and (ii) the fifth Business Day preceding such Distribution Date.

     "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on July 15, 1997.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution acceptable to the Purchaser or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade and acceptable to the Purchaser.

     "Eligible Institution" means (a) the corporate trust department of Harris Trust and Savings Bank so long as it shall be Paying Agent under this Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Purchaser and (ii) whose deposits are insured by the FDIC.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment grade category granted thereby;

         (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment grade category granted thereby;

         (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment grade category granted thereby (including funds for which the Paying Agent or the Custodian or any of their Affiliates is investment manager or advisor);

         (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and

         (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b).

     "Eligible Servicer" means First Merchants, the Backup Servicer or any other Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care and (iv) has a minimum net worth of $100,000,000.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financed Vehicle" means an automobile, light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "First Merchants" means First Merchants Acceptance Corporation, a Delaware corporation, and its successors.

     "Initial Pool Balance" means the aggregate principal balance of the Receivables as of the Cutoff Date.

     "Insolvency Event" means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; (b) the commencement of an involuntary case under the federal or state bankruptcy, insolvency or similar law, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law with respect to such Person and such case is not dismissed within 60 days; or (c) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution
Date:  () that portion of all collections on Receivables allocable to interest,
(b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, (d) Investment Earnings for the related Distribution Date and (e) Recoveries for such Collection Period to the extent allocable to interest; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: all payments and proceeds (including Liquidation Proceeds and Recoveries) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period.

     "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens arising subsequent to the Closing Date that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable or with respect to which any of the following shall have occurred: (i) the related Financed Vehicle has been repossessed for 90 days or more, (ii) such Receivable is a Defaulted Receivable with respect to which the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) a payment under the related Contract is 150 or more days delinquent.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source, on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable; provided however that the

Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

     "Local Collection Account" shall have the meaning provided in Section
4.02.

     "Local Collection Account Agreement" means the agreement dated as of June 17, 1997, among Harris Trust and Savings Bank, the Purchaser and the Servicer, as amended, supplemented or otherwise modified from time to time.

     "Local Post Office Box" shall have the meaning specified in Section 4.01.

     "Magna" means Magna Bank of St. Louis, a Missouri banking corporation, and its successors and assigns.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under such Receivable.

     "Obligor's Scheduled Payment" means, with respect to each Receivable, the scheduled monthly payment amount set forth in the related Contract and required to be paid by the Obligor during each Collection Period. If, after the Closing Date, an Obligor's scheduled monthly payment obligation under the related Contract is modified (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) as a result of modifications or extensions of the Contract permitted by Section 3.02, "Obligor's Scheduled Payment" shall refer to the Obligor's scheduled monthly payment obligation as so modified.

     "Opinion of Counsel" means one or more written opinions of counsel, which counsel shall be reasonably acceptable to the Purchaser; provided that, with respect to any opinion delivered to the Backup Servicer or the Paying Agent, such counsel shall also be reasonably acceptable to the Backup Servicer or the Paying Agent, as applicable.

     "Original Pool Balance" means $[______________].

     "Paying Agent" means Harris Trust and Savings Bank in its capacity as paying agent under this Agreement.

     "Payment Determination Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Pool Balance" means, with respect to each Determination Date, the aggregate Principal Balance of the Receivables (excluding all Purchased Receivables and Liquidated Receivables) as of the close of business on the last day of the related Collection Period, after giving effect to all payments received from Obligors for such Collection Period, and after adjustment for Cram Down Losses for such Collection Period.

     "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

     "Principal Balance" means, with respect to any Receivable and Determination Date, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of (1) that portion of all amounts received on or prior to such day with respect to such Receivable and allocable to principal using the actuarial method (with respect to Precomputed Receivables) or the Simple Interest Method (with respect to Simple Interest Receivables), as applicable, and (2) any Cram Down Losses with respect to such Receivable.

     "Purchase Amount" means, with respect to any Receivable that became a Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR to the date of repurchase.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 3.07 or by the Seller pursuant to the Receivables Purchase Agreement.

     "Purchaser" means Greenwich Capital Financial Products, Inc. and its successors in interest to the extent permitted hereunder.

     "Rating Agency" means either Moody's or Standard & Poor's or, when used in the plural form, Moody's and Standard and Poor's. If none of Moody's, Standard & Poor's or a successor to either of them remains in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Purchaser, notice of which designation shall be given to the Servicer, the Backup Servicer and the Paying Agent.

     "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Receivable" means any Contract listed on Schedule A.

     "Receivable Files" means the documents specified in Section 2.01.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of June 17, 1997, between First Merchants, as seller, and the Purchaser.

     "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the related Obligor and any amounts required by law to be remitted to the related Obligor.

     "Regular Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the related Collection Period: (i) that portion of all collections on the Receivables allocable to principal, (ii) that portion of all Liquidation Proceeds and Recoveries allocable to principal and (iii) that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of such Collection Period; provided, however, that in calculating the Regular Principal Distribution Amount the following will be excluded: (i) all payments and proceeds (including

Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Regular Principal Distribution Amount in a prior Collection Period.

     "Responsible Officer" means the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, or any assistant secretary of the Servicer or Purchaser.

     "Seller" means First Merchants under the Receivables Purchase Agreement.

     "Servicer" means First Merchants, as the servicer of the Receivables, and each successor to First Merchants (in the same capacity) pursuant to Section
5.03 or 6.03.

     "Servicer Extension Notice" shall have the meaning specified in Section
3.14.

     "Servicer Termination Event" means an event specified in Section 6.01.

     "Servicer's Certificate" means a certificate signed by (a) the chairman of the board, any vice president, the controller or any assistant controller and
(b) the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Servicer delivered pursuant to Section 3.09, substantially in the form of Exhibit C.

     "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 3.08.

     "Simple Interest Method" means the method of allocating the monthly payments received with respect to a Receivable to interest in an amount equal to the product of (i) the applicable APR, (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and (iii) the outstanding principal amount of the Receivable, and allocating the remainder of each such monthly payment to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Total Distribution Amount" means, for each Distribution Date, the sum of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses and/or Cram Down Losses).

     "Trust Officer" means, in the case of the Custodian, the Backup Servicer or the Paying Agent, any officer within the Corporate Trust Office of the Custodian, the Backup Servicer or the Paying Agent as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer customarily performing functions similar to these performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

     SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Receivables Purchase Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                                The Receivables

     SECTION 2.01. Custody of Receivable Files.

     (a) To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Purchaser hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Purchaser as custodian of the following documents or instruments:

          (i) a copy of the fully executed original of each Receivable (together with a copy of any agreements modifying such Receivable, including a copy of any extension agreement);

          (ii) the original credit application, or a copy thereof, fully executed by each Obligor thereon;

          (iii) the original certificate of title or such other documents that the Custodian or the Servicer or the Seller shall keep on file in accordance with its customary procedures evidencing the security interest of the Seller in the Financed Vehicle; and

         (iv) any and all other documents that are set forth in Schedule C hereto.

     (b) Pursuant to the Custodian Agreement, the Custodian will act as custodian of (i) the fully executed original of each Receivable (together with any agreements modifying such Receivable, including any extension agreement) with executed assignment from the related Dealer (or Magna, as applicable) to Seller and any intervening assignments and (ii) a fully executed assignment in blank from Seller.

     SECTION 2.02. Duties of Servicer as Custodian2.02. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Purchaser, and shall maintain accurate and complete accounts, records and computer systems pertaining to each Receivable File. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Purchaser and the Backup Servicer to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Purchaser and the Backup Servicer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Purchaser of the Receivable Files.

     (b) Maintenance of and Access to Records.   The Servicer shall maintain
each Receivable File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Purchaser and the Backup Servicer by written notice not later than 3 Business Days prior to any change in location. The Servicer shall make available to the Purchaser and the Backup Servicer or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Purchaser and the Backup Servicer (as the case may be) shall instruct.

     (c) Release of Documents.   Upon instruction from the Purchaser, the
Servicer shall release any Receivable File to the person designated by the Purchaser, at such place or places as the Purchaser may designate, as soon as practicable, and upon the release and delivery of any such document in accordance with the instructions of the Purchaser, the Servicer shall be released from any further liability and responsibility under this Section 2.02 with respect to such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Purchaser's failure to return any Receivable File or any portion thereof in a timely manner.

     SECTION 2.03. Instructions; Authority to Act.   The Servicer shall be
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Purchaser. The Servicer shall be entitled to rely and act upon any such instructions it reasonably believes to be genuine.

     SECTION 2.04.   Custodian's Indemnification.   The Servicer, as custodian,
shall indemnify the Purchaser, the Backup Servicer and their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Purchaser, the Backup Servicer or any of their officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Purchaser or any such officer, director, employee or agent of the Purchaser for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Purchaser or any officer, director, employee or agent of the Purchaser.

     Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 2.05. Effective Period and Termination.   The Servicer's
appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect unless and until terminated pursuant to this
Section 2.05. If First Merchants or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of First Merchants or any successor Servicer shall have been terminated under Section 6.02, the appointment of such Servicer as custodian may be terminated by the Purchaser in the same manner as the Purchaser may terminate the rights and obligations of the Servicer under
Section 6.02. The Purchaser may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and without cause, only by written notification to the Servicer pursuant to
Section 6.02. As soon as practicable after any termination of such appointment (but in no event more than 3 Business Days after any such termination of appointment), the Servicer shall deliver the Receivable Files to the Purchaser or the Purchaser's agent at such place or places as the Purchaser may reasonably designate.


                                  ARTICLE III

                  Administration and Servicing of Receivables

     SECTION 3.01. Duties of Servicer. The Servicer, for the benefit of the Purchaser, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer shall service the Receivables in accordance with its customary and usual procedures and consistent with the procedures employed by institutions that service motor vehicle retail installment sale contracts. The Servicer's duties shall include the collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending monthly payment statements to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections, furnishing monthly and annual statements to the Purchaser with respect to distributions, monitoring the compliance by Obligors with the insurance requirements contained in the related Contracts, and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Contracts and the Dealer Agreements. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself and the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount due under any Receivable or waive the right to collect the unpaid balance of any Receivable from an Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Purchaser, a legal proceeding to enforce a Receivable pursuant to Section 3.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Purchaser shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Purchaser to execute and deliver in the Purchaser's name any notices, demands, claims, complaints, responses, affidavits, or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Purchaser may, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Purchaser. The Purchaser may upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 3.02. Collection and Receivable Payments; Modifications of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others and otherwise act with respect to the Receivables in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Purchaser with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the date during each calendar month when the related Obligor's scheduled payment is due or (ii) reamortize the Obligor's Scheduled Payments on the Receivable following a partial prepayment of principal.

     (c) Except as otherwise instructed by the Purchaser, the Servicer may grant payment extensions or other modifications of or amendments with respect to a Receivable (in addition to those modifications permitted by Section 3.02(b)) in accordance with its customary procedures, which are attached hereto as Schedule D, if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Purchaser with respect to such Receivable and is otherwise in the best interests of the Purchaser; provided, however, that:

        (i) in no event may the final Obligor's Scheduled Payment on a
     Receivable be extended beyond [            ]; and

        (ii) with respect to any Determination Date, the amount of Receivables subject to extension or modification shall not exceed 25 Receivables in any calendar month.

     SECTION 3.03. Realization upon Receivables. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Receivable, but in no event later than the date on which all or any portion of an Obligor's Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.01, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers (or Magna, as applicable) or any sales tax or other rebates, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize on a Receivable or obtain a deficiency judgement; provided, however, that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from recourse to the related Dealer (or Magna, as applicable).

     SECTION 3.04. Physical Damage Insurance. (a) The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained and maintain physical loss damage insurance covering the Financed Vehicle as of the execution of the Receivable.

     (b) The Servicer shall monitor the status of the insurance policies referred to in this Section 3.04 in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage insurance policy covering the related Financial Vehicle as set forth in clause (a) of this Section 3.04 (including during the repossession of such Financed Vehicle) the Servicer shall be diligent in carrying on its customary servicing procedures to enforce the rights of the holder of the Receivable thereunder to require the Obligor to obtain such physical loss and damage insurance.

     (c) The Servicer may sue to enforce or collect upon the insurance policies, in its own name, if possible, or as agent of the Purchaser. If the Servicer elects to commence a legal proceeding to enforce an insurance policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Purchaser under such insurance policy to the Servicer for purposes of collection only.

     SECTION 3.05. Maintenance of Security Interests in Financed Vehicles. (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest of the Seller created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Purchaser in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Purchaser is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Purchaser, the Servicer hereby agrees that the designation of First Merchants as the secured party on the certificate of title is in its capacity as agent of the Purchaser.

     (b) The Purchaser and Servicer hereby agree that the Purchaser may take or cause to be taken such actions as may, in the opinion of counsel to the Purchaser, be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Purchaser, including by amending the title documents of the Financed Vehicles. The Servicer hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, the Purchaser may at any other time instruct the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Purchaser, be necessary or desirable to perfect or re-perfect the security interest in the Financed Vehicles in the name of the Purchaser; provided, however, that if the Purchaser requests that the title documents be amended prior to the occurrence of a Servicer Termination Event, the out-of-pocket expenses of the Servicer or any other entity incurred in connection with any such action shall be reimbursed to the Servicer or such other party by the Purchaser.

     SECTION 3.06. Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants to the Purchaser as follows:

     (a) Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

     (b) No Impairment. The Servicer shall do nothing to impair the rights of the Purchaser in the Receivables;

     (c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.02 (provided that no breach of this covenant shall be deemed to have occurred unless and until the remedy provided in Section 3.07, after demand therefor, has not been complied with); and

     (d) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable except for the Lien in favor of the Purchaser and the restrictions on transferability imposed by this Agreement or (B) sign or file any UCC financing statements in any jurisdiction that names First Merchants or the Servicer as a debtor and any Person other than the Purchaser as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables.

     (e) Power of Attorney. Servicer shall execute and deliver to Purchaser a Limited Power of Attorney, substantially in the form of Exhibit E hereto.

     SECTION 3.07. Purchase of Receivables upon Breach. Upon discovery by any of the Servicer, Purchaser or Backup Servicer of a breach of any of the covenants set forth in Sections 3.02(c), 3.05(a) or 3.06 (which breach has not been waived by the Purchaser), the party discovering such breach shall give prompt written notice to the other party; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 3.07; and provided further that, with respect to the Backup Servicer, "discovery" shall mean actual knowledge by a Trust Officer. On or before the last day of the first Collection Period following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.02(c), 3.05(a) or 3.06 that materially and adversely affects the interests of the Purchaser, the Servicer shall, unless such breach shall have been cured in all material respects by such date, purchase from the Purchaser the Receivable affected by such breach. In consideration of the purchase of any such Receivable, the Servicer shall remit the related Purchase Amount into the Collection Account in the manner specified in Section 4.04. Subject to Section 5.02, it is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Purchaser.

     In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Servicer, the Servicer shall indemnify the Seller, the Backup Servicer and the Purchaser against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by either of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Sections 3.05 or 3.06.

     SECTION 3.08. Servicing Fee. The Servicing Fee payable to the Servicer on each Distribution Date shall equal the product of (i) one-twelfth, (ii) 2.50% and (iii) the Pool Balance as of the first day of the related Collection Period. The Servicing Fee shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Servicer also shall be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables.

     Except as otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Purchaser and the Paying Agent). The Servicer shall be liable for the fees and expenses of the Backup Servicer, the Paying Agent and the Custodian.

     SECTION 3.09. Servicer's Certificate. Not later than 10:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Paying Agent, Backup Servicer, and the Purchaser a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Section 4.05 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller pursuant to the Receivables Purchase Agreement and each Receivable that became a Liquidated Receivable shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

     SECTION 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Paying Agent, the Backup Servicer and the Purchaser, within 120 days after the end of the Servicer's fiscal year (with the first such certificate being delivered no later than April 30, 1998), an Officer's Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed from the Closing Date to the end of the first such fiscal year) and of the performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Backup Servicer, and the Purchaser, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time or both would become a Servicer Termination Event under
Section 6.01.

     SECTION 3.11. Annual Independent Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its affiliates, to deliver to the Backup Servicer and the Purchaser, within 120 days after the end of each fiscal year (with the first such report being delivered no later than April 30, 1998), a report addressed to the Board of Directors of the Servicer, the Backup Servicer and the Purchaser to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that (1) such agreed upon procedures report was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (3) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates, including the delinquency, default and loss statistics required to be specified therein and, except as disclosed in the accountants' report, no exceptions or errors in the Servicer's Certificates were found. In the event such firm requires the Backup Servicer to agree to the procedures performed by such firm, the Purchaser shall direct the Backup Servicer in writing to so agree; it being understood and agreed that (x) the Backup Servicer shall notify the Purchaser of any such requirement to agree and (y) the Backup Servicer shall be entitled to conclusively rely on the written direction of the Purchaser with respect thereto. The Backup Servicer shall be under no obligation or have any liability in respect of the sufficiency, validity or correctness of such procedures.

     SECTION 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Paying Agent, the Custodian, the Backup Servicer and the Purchaser reasonable access to any and all documentation regarding the Receivables held by the Servicer. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer.

     SECTION 3.13. Monthly Tape. On or before the eighth Business Day, but in no event later than the tenth calendar day, of each month, the Servicer shall deliver or cause to be delivered to the Paying Agent, the Backup Servicer and the Purchaser, a computer tape or a diskette (or any other form of electronic transmission acceptable to the Purchaser, Paying Agent and Backup Servicer) in a format acceptable to the Purchaser, Paying Agent and Backup Servicer containing the information with respect to the Receivables as of the last day of the preceding Collection Period and necessary for preparation of the Servicer's Certificate for the immediately succeeding Determination Date and to determine the application of payments received on the Receivables as provided herein. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Paying Agent, the Backup Servicer and the Purchaser) to verify the mathematical accuracy of the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Purchaser that it has verified the mathematical accuracy of the Servicer's Certificate in accordance with this Section 3.13 and shall notify the Servicer and the Purchaser of any discrepancies, in each case, on or before the third Business Day following the related Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause a firm of nationally recognized independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, to reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for the next succeeding Determination Date. In addition, the Servicer shall, if so requested by the Purchaser, deliver within 3 Business Days after demand therefor its records relating to the Receivables and a computer tape or diskette containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including to supervise, verify or monitor the performance of the Servicer. The

Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

     SECTION 3.14. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as Servicer under this Agreement for an initial term commencing on the Closing Date and ending on June 30, 1997, which term shall be extendible by the Purchaser on written notice for successive calendar months ending on the last day of each such month (or pursuant to revocable written standing instructions delivered from time to time to the Servicer, for any specified number of months). Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive monthly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Purchaser to the Servicer with a copy to the Backup Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall be bound for the duration of the initial term or the term covered by such Servicer Extension Notice to act as the Servicer, subject to and in accordance with the other provisions of this Agreement. The Servicer agrees that if as of the fifteenth day of the calendar month preceding the last day of any such servicing term the Servicer shall not have received a Servicer Extension Notice, the Servicer shall, within five days thereafter, give written notice of such non-receipt to the Backup Servicer and the Purchaser.


                                  ARTICLE IV

                                 Distributions;
                          Statements to the Purchaser

     SECTION 4.01. Lock-Box Account. The Servicer shall promptly after the Closing Date send revised payment statements (which statements will indicate (by notation specific to this transaction) that such payments relate to Receivables owned by the Purchaser) to each Obligor pursuant to which payments made by such Obligor after the Closing Date will be addressed to a Lock-Box Account (the "Lock-Box Account") at LaSalle National Bank. All payments and other proceeds of any type and from any source on or with respect to the Receivables that are delivered to the Lock-Box Account, or otherwise received by the Seller or the Servicer, shall be the property of the Purchaser.

     SECTION 4.02. Accounts. (a) The Servicer has established various accounts in the name of the Paying Agent (the "Local Collection Accounts"), at the locations identified in the Local Collection Account Processing Agreement attached as Exhibit A hereto. Each Local Collection Account shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto and held therein are for the benefit of the Purchaser, as provided in the Local Collection Account Agreement. All payments on the Receivables not mailed by Obligors or any other Person to the Lock-Box Account which are otherwise delivered to the Seller or the Servicer shall be deposited on a daily basis into the applicable Local Collection Account, from which they will be swept within two Business Days to the Collection Account. Amounts on deposit in any Local Collection Account shall not be invested.

     (b)(i) On or prior to the Closing Date, the Servicer shall establish, or cause to be established with the Paying Agent, an account in the name of the Purchaser (the "Collection Account"), which shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Purchaser. The Paying Agent shall cause any amounts deposited to the Lock-Box Account or to any Local Collection Account on or with respect to the Receivables to be swept into the Collection Account as promptly as possible, but in no event later than the second Business Day following receipt thereof in the Local Collection Accounts. The Seller, the Servicer and the Paying Agent shall follow the daily operating procedures set forth in Schedule E hereto with respect to collections on the Receivables.

         (ii) Funds on deposit in the Collection Account shall be invested by the Paying Agent in Eligible Investments selected in writing by the Purchaser; provided that such selection shall not conflict with the last two sentences of the following clause (iii). All such Eligible Investments shall be held by the Paying Agent for the benefit of the Purchaser.

         (iii) On each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date; provided that such requirement shall be deemed fulfilled for all Eligible Investments falling under paragraph
     (d) of the definition thereof. Funds deposited in the Collection Account on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (iv) The Paying Agent shall not be held liable in any way by reason of any insufficiency in the Collection Account resulting from any loss on an Eligible Investment included therein, except for losses attributable to the Paying Agent's failure to make payments on such Eligible Investments issued by the Paying Agent, in its commercial capacity as principal obligor and not as Paying Agent, in accordance with their terms.

     (c)(i) The Purchaser shall possess all right, title and interest in all funds in respect of the Receivables received in the Local Post Office Boxes and all funds on deposit from time to time in the Local Collection Accounts and the Collection Account and in all proceeds thereof (including all income thereon), subject to the Local Collection Account Agreement. The Local Post Office Boxes, the Local Collection Accounts and the Collection Account shall be under the sole dominion and control of the Paying Agent on behalf of the Purchaser, subject to the Local Collection Account Agreement. If, at any time, any Local Collection Account or the Collection Account ceases to be an Eligible Deposit Account, the Paying Agent, on the Purchaser's behalf, shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Purchaser may consent) establish a new Local Collection Account or Collection Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Deposit Account to the new Local Collection Account or Collection Account.

         (ii) With respect to the Collection Account Property, Paying Agent agrees that:

              (A) any Collection Account Property that is held in deposit accounts shall be held by the Paying Agent solely in the Eligible Deposit Accounts, subject to the last sentence of Section 4.02(c)(i);

              (B) any Collection Account Property that constitutes Physical Property shall be delivered to the Paying Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Paying Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Paying Agent;

              (C) any Collection Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Paying Agent, pending maturity or disposition, through continued book-entry registration of such Collection Account Property as described in such paragraph; and

              (D) any Collection Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Paying Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Paying Agent, pending maturity or disposition, through continued registration of the Paying Agent's (or its nominee's) ownership of such security.

         (iii) with the prior approval of the Purchaser, the Servicer shall have the power to instruct the Paying Agent to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer to carry out its respective duties hereunder.

         (iv) It is expressly agreed to by the parties hereto that in no event shall the Paying Agent have any liability in respect of the actions made by any other Person in respect of the method of "Delivery" as required by subsection (ii) above.

     SECTION 4.03. Application of Collections. All amounts received with respect to the Receivables during each Collection Period shall be applied by the Servicer as follows:

     With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Precomputed

Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied, first, to the Obligor's scheduled payment, with any excess amounts being applied to future scheduled payments of such Obligor.

     SECTION 4.04. Purchase Amounts. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account, on or prior to each Determination Date, the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under
Section 3.07.

     SECTION 4.05.  Distributions.   (a)   On each Payment Determination Date,
the Servicer shall calculate all amounts required to be distributed and on each Distribution Date, the Servicer shall instruct the Paying Agent in writing (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.09) to make the following payments and distributions by 11:00 a.m. (New York City time) in the following order and priority:

              (1) to the Servicer, from the Interest Distribution Amount, the Servicing Fee (and all unpaid Servicing Fees from prior Collection Periods);

              (2) to the Backup Servicer, the Paying Agent and the Custodian, from the Interest Distribution Amount remaining after the application of clause (1) above, any accrued and unpaid fees and expenses (including legal fees and expenses) due, but only to the extent not previously paid by the Servicer; and

              (3) to the Purchaser, the portion, if any, of the Total Distribution Amount remaining after the application of clauses (1) and
         (2) above.

     SECTION 4.06. Statements to the Purchaser. On each Distribution Date, the Servicer shall provide to the Purchaser, a statement substantially in the form of Exhibit B, setting forth at least the following information:

         (i) the amount of such distribution allocable to principal;

         (ii) the amount of such distribution allocable to interest;

         (iii) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

         (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, and the amount of fees paid to each of the Backup Servicer, the Paying Agent and the Custodian with respect to related Collection Period;

         (v) the aggregate amounts of Realized Losses, if any, and Cram Down Losses, if any, separately identified, with respect to the related Collection Period;

         (vi) the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

         (vii) the aggregate principal balance of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent;

         (viii) the aggregate Purchase Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period; and

         (ix) the following information regarding Receivables which have been extended pursuant to Sections 3.02(b) or (c): (A) identification of which Receivables have been so extended, (B) the aggregate number of such Receivables, (C) the aggregate outstanding principal balance of such Receivables, (D) and the percentage of all Receivables represented by such Receivables (measured by outstanding principal balance).


                                  ARTICLE V

                                 The Servicer

     SECTION 5.01. Representations of Servicer. The Servicer makes the following representations on which the Purchaser is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date.

         (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

         (d) Binding Obligation. This Agreement and the Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;


         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument other than this Agreement and the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

         (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents;
     (iii) seeking any determination or ruling that might materially and adversely affect the authority of the Servicer to perform its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents.

         (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

     SECTION 5.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement:

         (a) The Servicer shall indemnify, defend and hold harmless the Purchaser, Backup Servicer, the Paying Agent, the Custodian and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.


         (b) The Servicer shall indemnify, defend and hold harmless the Purchaser, Backup Servicer, the Paying Agent, the Custodian and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Purchaser), and costs and expenses in defending against the same.

         (c) The Servicer shall indemnify, defend and hold harmless the Purchaser, Backup Servicer, the Paying Agent, the Custodian and their respective officers, directors, employees and agents, from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through the breach of this Agreement or the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.


     For purposes of this Section, in the event of the termination of the rights and obligations of First Merchants (or any successor thereto pursuant to Section 5.03) as Servicer pursuant to Section 6.02, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 6.03.

     Indemnification under this Section shall survive the resignation or removal of any indemnifying party or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 5.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease, or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be reasonably acceptable to the Purchaser. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.03(a) to the Purchaser, the Custodian and the Paying Agent. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section
5.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Purchaser an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03(a) and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, and (iii) the Servicer shall have delivered to the Purchaser an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Purchaser in the Receivables and reciting the details of such filings or
(B) no such action shall be necessary to preserve and protect such interest.

     (b) Any person (i) into which the Backup Servicer or the Paying Agent may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer or the Paying Agent shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer or the Paying Agent or (iv) succeeding to the business of the Backup Servicer or the Paying Agent which Person shall execute an agreement of assumption to perform every obligation of the Backup Servicer or the Paying Agent, as the case may be, under this

Agreement, shall be the successor to the Backup Servicer or the Paying Agent, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any the parties to this Agreement.

     SECTION 5.04. Limitation on Liability of Servicer, Backup Servicer and Others. (a) None of the Servicer, the Backup Servicer, the Paying Agent or any of their respective directors, officers, employees or agents shall be under any liability to the Purchaser except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however that this provision shall not protect the Servicer, the Backup Servicer, the Paying Agent or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. The Servicer, the Backup Servicer, the Paying Agent and any director, officer, employee or agent of the Servicer or Backup Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     (b) The Backup Servicer and the Paying Agent shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer or the Paying Agent, as the case may be, must rely in order to preform its obligations and the Purchaser shall look only to the Servicer to perform such obligations. The Backup Servicer and the Paying Agent shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer or the Paying Agent, as the case may be, acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the Paying Agent, as the case may be, or the failure of any such other Person to prepare or provide such information. The Backup Servicer and the Paying Agent shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer or the Purchaser, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer or the Paying Agent, as the case may be, from any third party, (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer or successor Paying Agent, as the case may be.

     (c) The parties expressly acknowledge and consent to Harris Trust and Savings Bank simultaneously acting in the capacity of Backup Servicer or successor Servicer and as Paying Agent under this Agreement. Harris Trust and Savings Bank may, in such capacities, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Harris Trust and Savings Bank of express duties set forth in this Agreement in any of such capacities.

     SECTION 5.05. Appointment of Subservicer. With the prior written consent of the Purchaser, the Servicer may appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however that the Servicer shall remain obligated and be liable to the Purchaser for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and neither the Backup Servicer nor the Purchaser shall have any responsibility therefor.

     SECTION 5.06.  Servicer Not to Resign; Resignation of the Backup Servicer
and the Paying Agent.   (a)  Subject to the provisions of Section 5.03(a) and
5.06(d), the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.

     (b) Subject to the provisions of Section 6.03(b) and 5.06(d), the Backup Servicer may resign from the obligations and duties as Backup Servicer imposed on it by this Agreement (i) upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or

(ii) with the prior written consent of the Purchaser. The Backup Servicer shall be paid all fees owed to it hereunder upon such resignation.

     (c) The Paying Agent may resign from its obligations and duties as Paying Agent imposed on it by this Agreement (i) upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (ii) with the prior written consent of Purchaser. The Paying Agent shall be paid all fees owed to it hereunder upon such resignation.

     (d) Notice of any determination that the performance by any of the Servicer, the Backup Servicer or the Paying Agent of its duties hereunder is no longer permitted under applicable law shall be communicated to the Purchaser at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer, Backup Servicer or the Paying Agent, as applicable, to the Purchaser concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.03. No resignation of the Backup Servicer or the Paying Agent shall become effective until an entity acceptable to the Purchaser shall have assumed the responsibilities and obligations of the Backup Servicer or the Paying Agent, as applicable.

                                  ARTICLE VI

                                    Default

     SECTION 6.01. Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

     (a) any failure by the Servicer to deposit into any of the Local Collection Account, any lock-box account specifically used (with the consent of the Purchaser) for receipt of payments in respect of the Receivables, or the Collection Account any proceeds, or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payments of Purchase Amounts) after such payment is required to be deposited;

     (b) failure by the Servicer to deliver to the Purchaser and the Paying Agent the Servicer's Certificate by the applicable Determination Date, or to observe any covenant or agreement set forth in Section 3.06;

     (c) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Purchaser and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Purchaser;

     (d) any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Purchaser and, within 30 days after written notice thereof shall have been given to the Servicer by the Purchaser, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

     (e) the occurrence of an Insolvency Event with respect to the Servicer or, so long as First Merchants is the Servicer, the Seller;

     (f) any failure by the Purchaser to have delivered a Servicer Extension Notice pursuant to Section 3.14 at least 5 Business Days prior to the expiration of any servicing term; or

     (g) the Servicer is terminated as servicer with respect to any trust that has issued one or more classes of asset backed securities.

     SECTION 6.02. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Purchaser, by notice given in writing to the Servicer, may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon non-extension of the term of the Servicer pursuant to Section 3.14, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer or successor Backup Servicer appointed by the Purchaser); provided, however that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Purchaser as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer at its own cost agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and other records relating to the Receivables and a computer tape in readable form as of the most recent Business Day containing all information necessary or advisable to enable the successor Servicer to service the Receivables.

     SECTION 6.03. Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.02, upon non-extension of the servicing term as referred to in Section 3.14, or upon the resignation of the Servicer pursuant to Section 5.06, the Backup Servicer (unless the Purchaser shall have exercised its option pursuant to Section 6.03(b) to appoint an alternative successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities, and termination provisions relating to the Servicer under this Agreement, except as otherwise stated herein. The Purchaser and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 3.14 and to termination under Section 6.02 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) The Purchaser may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and shall have no liability to the Person then serving as Backup Servicer, or any other Person if it does so. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as a successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 5.06, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 6.02, the resignation of the Servicer pursuant to
Section 5.06 or the non-extension of the servicing term of the Servicer pursuant to Section 3.14. If upon the termination of the Servicer pursuant to
Section 6.02 or the resignation of the Servicer pursuant to Section 5.06, the Purchaser appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

     (c) Upon appointment, the successor Servicer (including the Backup Servicer acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided that such successor Servicer shall have no liability for the acts or omissions of any predecessor Servicer.

     SECTION 6.04. Waiver of Past Defaults. The Purchaser may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                 ARTICLE VII

                                 Miscellaneous

     SECTION 7.01. Amendment. This Agreement may only be amended in writing by the Purchaser, the Servicer, the Backup Servicer and the Paying Agent.

     SECTION 7.02. Protection of Title. (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) The Servicer shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9 402(7) of the UCC, unless it shall have given the Purchaser and the Backup Servicer at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) The Servicer shall give the Purchaser and the Backup Servicer at least 60 days' prior written notice of any relocation of its principal executive office, and if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, the Servicer shall promptly file any such amendment or new financing statement.
The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives and Norwest systems) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. Indication of the Purchaser's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased (or sold by the Purchaser).

     (f) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser.

     (g) The Servicer shall permit the Purchaser and the Backup Servicer and their agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon the Purchaser's request, the Servicer shall furnish to the Purchaser, within five Business Days, a list of all Receivables (by contract number and name of Obligor) the documents relating to which are then held on behalf of the Purchaser, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the pool.


     (i) The Servicer shall deliver to the Purchaser:

       (1) promptly after the execution and delivery of this Agreement and each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
     (B) no such action shall be necessary to preserve and protect such interest; and


         (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
     (B) no such action shall be necessary to preserve and protect such interest.


Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     SECTION 7.03. Notices. All demands, notices, communications and instructions upon or to the Purchaser and the Servicer under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to First Merchants Acceptance Corporation, 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015, Attention: Norman Smagley; (b) in the case of the Purchaser, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Bruce Katz (with a copy to the General Counsel); or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; (c) in the case of the Paying Agent and the Backup Servicer, Harris Trust and Savings Bank, 12th Floor, 311 West Monroe Street, Chicago, Illinois 60606, Attention: Robert Foltz.

     SECTION 7.04. Assignment by the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Section 5.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

     SECTION 7.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Purchaser, the Paying Agent, the Backup Servicer and the Servicer, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 7.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 7.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 7.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
                                  Purchaser



                                By:  _____________________________________
                                     Name:
                                     Title:


                                FIRST MERCHANTS ACCEPTANCE
                                 CORPORATION, Servicer



                                By:  _____________________________________
                                     Name:
                                     Title:


                                HARRIS TRUST AND SAVINGS BANK,
                                  Paying Agent and Backup Servicer



                                By:  _____________________________________
                                     Name:
                                     Title:

                                                                      SCHEDULE A

                            Schedule of Receivables

                 [To be Delivered to the Purchaser at Closing]

                                                                      SCHEDULE B


                          Location of Receivable Files

                                                                      SCHEDULE C


                                Receivable Files

1. All documents obtained or created in connection with the credit investigation.

2.   All evidence of borrower verification of the Receivable.

3. All Obligor records including without limitation (i) file copy of Receivable; (ii) copy Dealer assignment (if applicable); (iii) warranty copy; (iv) credit life insurance policy; (v) proof of auto insurance; (vi) bill of sale; (vii) buyer's guide (as is form); (viii) odometer statement;
     (ix) title application; (x) contract verification sheet; (xi) participation worksheet; (xii) checklist; (xiii) underwriting worksheet;
     (xiv) approval; (xv) purchase trans printout; (xvi) original application;
     (xvii) credit investigation; (xviii) credit bureau reports; (xix) check stubs; and (xx) copies of drivers license reference sheets.

4. Original document envelope together with all documents maintained therein.

5. All insurance verification forms and documents relating to insurance follow-ups and all mail received from insurance.

6. Any and all other documents that the Servicer shall keep on file in accordance with its customary procedures relating to a Receivable, an Obligor or a Financed Vehicle.

                                                                      SCHEDULE D


                              Deferment Procedure

1. Deferments require manager approval. Supervisors and team leaders are not authorized at this time.

2.   The customer can be no more than 30 days delinquent.

     p It is not the intent of this procedure to imply an all or nothing philosophy on 60+ accounts. The correct approach to take is to get a positive cash flow while negotiating for up-to-date arrangements.

3. Customers are not eligible unless they have made a minimum of 4 full contractual payments since the account opened.

4. Only 2 deferments can be granted in a 12 month period with a maximum of 4 over the life of the contract. This must be verified by reviewing either the transaction history screen or the archived history.

                                                                      SCHEDULE E


                              Operating Procedures

                                                                       EXHIBIT A


                 LOCAL COLLECTION ACCOUNT PROCESSING AGREEMENT

                                                                       EXHIBIT B


First Merchants Acceptance Corporation Distribution Date Statement to Purchaser

Principal Distribution Amount

Interest Distribution Amount

Paying Agent Fee

Custodian Fee

Pool Balance

Pool Factor

Servicing Fee

Backup Servicer Fee

Realized Losses

Cram Down Losses

Liquidated Receivables or Purchased Receivables

Purchase Amounts

Principal Balance of Receivables that were delinquent:
     30 to 59 days
     60 to 89 days
     90 days or more

                                                                       EXHIBIT C

                         Form of Servicer's Certificate

First Merchants Acceptance Corporation
Monthly Servicing Report
[Date]

Distribution Date:


I.   Original Deal Parameter Inputs
     (A)  Initial Pool Balance
     (B)  Servicing Fee Rate
     (C)  Original Weighted Average Coupon (WAC)
     (D)  Original Weighted Average Remaining Term (WAM)
     (E)  Number of Contracts


II.  Inputs from Previous Monthly Servicer Reports
            (Not Applicable for First Monthly Report)

     (A)  Current Pool Balance
     (B)  Pool Factor
     (C)  Weighted Average Coupon of Remaining Portfolio (WAC)
     (D)  Weighted Average Remaining Term of Remaining Portfolio (WAM)
     (E)  Number of Contracts

III. Inputs from the System
     (A)  Simple Interest Loans
          i.    Principal Payments Received
          ii.   Interest Payments Received
          iii.  Repurchased Receivables
          iv.   Late Fees
     (B)  Liquidated Contracts
          i.    Gross Principal Balance of Liquidated Receivables
          ii. Net Liquidation Proceeds & Recoveries Received during the Collection Period
     (C)  Weighted Average Coupon of Remaining Portfolio (WAC)
     (D)  Weighted Average Remaining Maturity of Remaining Portfolio (WAM)
     (E)  Remaining Number of Contracts
     (F) Receivable Balance of Vehicles in Repossession During the Collection Period
     (G)  Number of Vehicles in Repossession During the Collection Period
     (H)  Aggregate Net Losses for Collection Period
     (I)  Delinquent Contracts

                                Contracts       Amount
                                ---------       ------

     i.   31-60 Days Delinquent
     ii.  61 Days or More Delinquent

IV.  Inputs Derived from Other Sources
     A. Collection Account Investment Income

---------------


B.  Collections
         (1)    Total Principal Payments Received
                (a) Principal Payments on Receivables (includes Partial and Full
                    Prepayments)
                (b) Repurchased Receivables
                (c) Cram Down Loss
         (2) Interest Payments Received

    C.    Total Distribution Amount
          (1) Total Distribution Amount
          (2) Interest Distribution Amount
          (3) Regular Principal Distribution Amount

    D.   Liquidated Receivables, Net (includes repos repurchased in
         October)
         (1) Gross Principal Balance of Liquidated Receivables
         (2) Net Liquidation Proceeds & Recoveries Received during the Collection Period
         (3) Liquidated Receivables, Net

     E.  Monthly Distributions
         (1) Principal Distribution Amount
             (a) Principal Payments on Receivables
             (b) Repurchased Receivables
             (c) Cram Down Loss
         (2) Required Distributions
             (a) Servicing Fee (Includes late fees collected)
             (b) Fees Paid to the Paying Agent, Custodian and the Backup
                 Servicer


     F.  Pool Balances and Portfolio Information


                                Beginning                  End
                                of Period               of Period
                                ---------               ----------


         (1) Total Pool Balance
         (2) Total Pool Factor
         (5) Remaining
             Overcollateralization
             Amount
         (6) Weighted Average
             Coupon
         (7) Weighted Average
             Remaining Maturity
         (8) Remaining Number
             of Contracts

     G.  Net Loss and Delinquency Activities
         (1) Net Losses for the Collection Period (including Cram Down)

         (2)  Liquidated Receivables for the Collection Period
         (3)  Cumulative Net Losses
         (4)  Delinquent and Repossessed Receivables
             (a)  60 Days Delinquent (Receivables Balance)
             (b)  60 Days Delinquent (Number of Receivables)
             (c)  61 Days or More (Receivables Balance)
             (d)  91 Days or More (Number of Receivables)
             (e)  Receivables Balance of Vehicles in
                  Repossession During the Monthly Period
             (f)  Number of Vehicles in Repossession During the Collection
                  Period

     H. Aggregate extensions and deferrals
     I. Pool Balance at the end of the related Collection Period:
     J. Outstanding Pool Balance:
        Pool Factor:
     K. Aggregate Purchase Amounts for Collection Period:
     L. Aggregate Amount of Realized Losses for the Collection Period:

                                                                       EXHIBIT D

                              Custodial Agreement

                                                                       EXHIBIT E

                           LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, pursuant to Section 3.06(f) of a certain Servicing Agreement dated June 17, 1997, herein termed the "Servicing Agreement", among FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation herein termed the "Servicer", GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation herein termed the "Attorney", and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, the undersigned Servicer does hereby constitute and appoint the Attorney, its successors and assigns, as the true and lawful attorney-in-fact of the Servicer and with full power by an instrument in writing to appoint a substitute or substitutes, to demand, reduce to possession, collect, receive, receipt for, endorse, compromise, settle or assign without recourse any and all indebtedness, notes, commercial paper, promises to pay, retail installment sale contracts, chattel paper, instruments, choses in action and other obligations described in Schedule "A" to the Servicing Agreement, herein termed the "Receivables", together with all monies due or to become due under said Receivables, and any and all claims, choses in action, and rights and causes of action relating thereto, including any and all real estate and personal property, security instruments and insurance policies held as security for said Receivables, and all other property of every kind relating thereto; to cancel or release the Receivables and release any security, in whole or in part and in connection therewith to execute, acknowledge or handle proper discharges, releases, satisfactions, certificates of title, other lien certificates or other instruments in writing which may become necessary in order to carry the foregoing powers into effect, the Servicer hereby ratifying and confirming all acts and things lawfully and reasonably done by the Attorney or its substitute or substitutes in pursuance of the authority herein granted.

     IN WITNESS WHEREOF, the Servicer has executed this instrument 16th day of June, 1997.


Attest:                                 FIRST MERCHANTS ACCEPTANCE
                                         CORPORATION


__________________________              By:________________________


Its:_____________________ Secretary     Its:_______________________ President